AMERICAN TRAVEL AND MARKETING, INC.
                             AMERICAN LEISURE, INC.
                                TRAVEL HUNT, INC.
                                    AGREEMENT



This Agreement is made as of September 10, 2003 ("Effective Date) by and between and Travel Hunt, Inc. (THI), with offices at 3237 NE 10th Street, Suite 2, Pompano, FL 33062, and American Travel & Marketing Group, Inc. (ATMG), American Leisure, Inc. (ALI) with offices at 6691 Nob Hill Road, Tamarac, FL 33321.

Section 1. Responsibilities of ATMG & ALI
           ------------------------------

A ATMG & ALI agrees to offer "Product," as described in Addendum I, to members of THI. ATMG & ALI agrees to offer Product through THI or directly to members as THI may direct. ATMG & ALI agrees to offer Product in accordance with the Product Discount Schedule and other provisions set forth in Addendum I.

B. ATMG & ALI agrees to pay THI compensation for services rendered relative to the administration of the program in the form of a monthly commission on the Products sold to members as set forth in Addendum 1.

C. Each month ATMG & ALI agrees to provide THI, in a mutually agreeable format, with a report on Product usage during the preceding month.

D. ATMG & ALI agrees to provide THI with ad copy, photos and/or illustrations as needed by THI for promotion in printed or electronic media. ATMG & ALI acknowledges that THI, at its sole discretion will determine the placement and the number of times such ad placement appears as well as the usage and size of any ad copy, photos, or illustrations submitted by ATMG & ALI for promotional purposes. THI may not publish or alter ad copy, photos, or illustrations without the written approval of ATMG & ALI. ATMG & ALI will not undertake any independent marketing or solicitation of THI members unless the marketing plan and the advertisement and solicitation materials to be utilized by ATMG & ALI are provided to THI for its prior approval.

E. ATMG & ALI agrees to provide toll-free telephone access number as set forth in Addendum I for use by members.

F. ATMG & ALI agrees to take necessary steps to resolve any and all oral and written complaints from members of THI regarding Product in a timely manner. A written summary of complaints, both oral and written with their respective responses, will be provided by ATMG & ALI to THI on a monthly basis.

Section II. Responsibilities of THI
            -----------------------

A. THI agrees to use its best efforts to promote Product to members, which includes, but is not limited to:

     o Web site promotional material, which will include packages and special discount information.
     o    Inclusion in electronic newsletters.
     o    Insert in New Member and Renewal Member Kits, as applicable.
     o    Special Events at which THI is a sponsor or supporter.
     o    Other promotional opportunities as they become available.

B. THI agrees to preserve in its files all original ad copy, photos, and illustrations provided by ATMG & ALI for promotional purposes. Such material shall be maintained by THI for use in its catalogues, brochures, website and other publications used to promote the Product. Upon any termination of this agreement, all such original materials shall be promptly returned to ATMG & ALI. THI agrees to remove, upon such termination, any references to the ATMG & ALI product on the THI website.

C. THI shall have the right to use, during the term of this Agreement and only as specifically set forth herein, certain trademarks and logos of ATMG & ALI in connection with the promotions described in this Agreement.

D. THI shall submit to ATMG & ALI in advance for written approval of all advertisements, displays, promotional materials and other items bearing any trademark, name or logo of ATMG & ALI, and in no such event shall THI make use of any trademark, name or logo of ATMG & ALI without such approval. THI shall take any action reasonably requested by ATMG & ALI to protect ATMG & ALI's trademarks and other intellectual property including, without limitation, identifying any trademarks with the marking "TM", "SM", or R., as applicable. THI shall not use any trademark or other intellectual property of ATMG & ALI in a manner or in a context that is detrimental to ATMG & ALI's goodwill or interest. THI hereby acknowledges that it shall not acquire any right, title, or ownership interest in any trademark or other intellectual property of ATMG & ALI as a result or in connection with this Agreement.

E. ATMG & ALI shall have the right to use, during the term of this Agreement and only as specifically set forth herein, certain trademarks and logos of THI in connection with the promotions described in this Agreement. ATMG & ALI shall submit to THI in advance for written approval of all advertisements, displays, promotional materials and other items bearing any trademark, name or logo of THI, and in no such event shall ATMG & ALI make use of any trademark, name or logo of THI without such approval. ATMG & ALI shall take any action reasonably requested by THI to protect THI' trademarks and other intellectual property including, without limitation, identifying any trademarks with the marking "TM"t "SM", or R., as applicable. ATMG & ALI shall not use any trademark or other intellectual property of THI in a manner or in a context that is detrimental to THI' goodwill of interest. ATMG & ALI hereby acknowledges that it shall not acquire any right, title, or ownership interest in any trademark or other intellectual property of THI as a result or in connection with this Agreement.

Section III.  Confidentiality
              ---------------

Neither ATMG & ALI, THI, nor their respective officers, directors, employees, or agents shall disclose the terms of this Agreement to any unaffiliated third party without the written consent of the other party, except as required by law. Except as set forth in this Section III, each party agrees that it will not publish, communicate or disclose any membership list, names addresses, phone number of members, database or to their confidential documents or information concerning the business, goods, or services of the other party, furnished to such party in connection with this Agreement (collectively "Confidential Information"). Each party agrees that it shall not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information revealed to it by the other party for any purpose other than to carry out its express rights and publications under this Agreement. Each party shall protect the other party's Confidential Information from disclosure or misuse with the same degree of care it uses to protect its own Confidential Information of a similar nature, but in no event with less than reasonable care. This Section III shall survive the termination of this Agreement.

Section IV.   Communications from Regulatory Agencies
              ---------------------------------------

If either party receives any inquiry from any administrative authority, which in either party's sole opinion requires the other party's cooperation in responding, then via fax notification upon receipt by either party to the other, the parties must provide assistance to the other as may reasonably be requested in responding to such an inquiry, including, but not limited to, providing a joint written response as to either party's knowledge of the matter of inquiry.

Section V.  Term and Termination
            --------------------

A. This Agreement shall commence upon the Effective date set forth above and shall continue until for a twelve-month period unless earlier terminated as provided herein, This Agreement shall automatically renew for subsequent 12-month periods unless 60-day written notice of intended termination is received from either party,

B. Either party may terminate this Agreement if mutually agreed upon for any reason whatsoever, or by written notice to the other party, if the party breaches a material provision of this Agreement and the breach has not been cured within ten (10) days of receipt of notice of such breach. This Agreement may also be terminated by either party by written notice to the other party in the event that either party becomes or is declared bankrupt or in the event of insolvency or the appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or levy of execution directly involving either party.

C. Upon any termination of this Agreement, ATMG & ALI shall cease any solicitation of THI members, except that ATMG & ALI may continue to sell those products and services to members to whom ATMG & ALI is selling such products or services at the time of termination of this Agreement. Upon completion of the services being provided, ATMG & ALI will have no further relationship or contact with such THI members, and that any solicitation by a third party offering ATMG & ALI's services beyond the termination date, will not be a target marketing program specific to THI members. The solicitation by any third party offering ATMG & ALI's services shall not be considered a breach of this provision nor win the incidental solicitation of individual members of THI.

D. Upon any termination of this Agreement, each party shall return to the other party all copies of the other party's confidential information and erase the other party's confidential information from its databases except such information as is necessary to continue to service those members to whom ATMG & ALI is permitted to continue limited sales pursuant to paragraph C. of this
Section V, or such information as agreed to by both parties.

Section VI.  Miscellaneous Provisions
             ------------------------

A. INDEMIFICATION AND HOLD HARMLESS. ATMG & ALI agrees to indemnify and hold harmless THI for all costs, expenses, and attorney fees THI may incur in recovering from ATMG & ALI any property or belongings to or due THI. ATMG & ALI agrees to indemnify and hold harmless THI for any claim, loss, cost, liability or expense (including attorney fees), which THI may incur resulting from ATMG & ALI's relationship with its members or with any applicable rules or statutes regulating its industry or ATMG & ALI's breach of this Agreement, violation of any law, regulation or court order.

THI agrees to indemnify and hold harmless AMTG & ALI for all costs, expenses, and attorney fees AMTG & HN may incur in recovering from THI any property or belongings to or due AMTG & HN. THI agrees to indemnify and hold harmless AMTG & ALI for any claim, loss, cost, liability or expense (including attorney fees), which AMTG & ALI may incur resulting from THI's relationship with its members or with any applicable rules or statutes regulating its industry or THI's breach of this Agreement, violation of any law, regulation or court order.

B. GOVERNING LAW; JURISDICTION - This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Florida, excluding its conflict of laws and provisions.

C. WAIVER AND REMEDIES - The failure of either party to enforce at any time for any period any provisions of this Agreement shall not be construed to be a waiver of such provision or of the right of the party to thereafter enforce such provision, nor shall any single exercise of any right or remedy hereunder preclude any future exercise thereof or the exercise of any other right or remedy. In the event any party hereto breaches or threatens to breach any provisions of Section III, then the other party, in addition to any other remedies it may have at law, shall be entitled to immediate injunctive relief without the necessity of bond to prohibit such breach or threatened breach, it being acknowledged by the parties hereto that an adequate remedy at law does not exist for protection of the party's interests with respect to such provisions and in the event of litigation, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs from the non-prevailing party. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.

D. INDEPENDENT CONTRACTOR - The parties hereto are independent contractors. Neither party shall have the right or power to enter into any agreement or commitment in the name of or on behalf of or otherwise obligate or bind the other, and neither of them shall hold itself out as having the authority to do so. It is understood that this Agreement does not give THI the power to control the material details of the work ATMG & ALI performs in connection with this Agreement and ATMG & ALI has the sole and exclusive power and right to control the details of AMTG & ALI's work.

E. INVALIDITY - If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then such provision shall be construed, as nearly as possible, to reflect the intentions of the parties hereto with the other provisions; remaining in full force and effect.

F. NOTICE - Any notice to be given to the other party shall be in writing and shall be deemed only if given if (i) delivered by telecopy with a record of receipt, (ii) mailed by certified mail return receipt requested, or (iii) sent by prepaid overnight courier, with a record of receipt requested. If to THI, at 3237 NE 10th Street, Suite 2, Pompano, FL 33062; Attention: Nancy Reynolds; with a copy to Anslow & Jaclyn, LLP, 4400 Route 9 South, Second Floor; Freehold, NJ, 07728; if to AMTG or ALI at 6691 Nob Hill Road, Tamarac, FL 33321; Attention Toni Pallatto and Bill Morris, with a copy to Fred Hochsztein, 1940 Harrison Street, Suite 300, Hollywood, FL 33020; Each party may change its Address by written notice to the other.

G. ENTIRE AGREEMENT; AMMENDMENT - This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, Agreements and arrangements between the parties. No amendment or modification of this Agreement shall bind either party hereto unless made in writing and signed by both parties. AMTG & ALI may not assign this Agreement without the prior written consent of THI. Headings - The section and subsection headings of this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement.


IN WITNESS OF THE PROVISIONS OF THIS AGREEMENT AS SET FORTH ABOVE, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties herein as of the day and year first above written.


Travel Hunt, Inc.                           American Leisure, Inc.

By:  /s/ Nancy Reynolds                     By: /s/ Toni Pallatto
Its:   President                            Its: President
Date:                                       Date

American Travel and Marketing Group, Inc
By: /s/ Bill Morris
Its: President
Date:

                    AMERICAN TRAVEL AND MARKETING GROUP INC.
                             AMERICAN LEISURE, INC.
                                TRAVEL HUNT, INC.
                                   ADDENDUM I



Upon TRAVEL HUNT, INC. execution followed by acceptance and execution by an authorized representative of AMERICAN TRAVEL AND MARKETING GROUP, INC., and of AMERICAN LEISURE, INC. at the offices in Broward County, Florida, this Addendum supersedes and replaces any prior ADDENDUM I and becomes a part of and is incorporated in THI's AGREEMENT dated as of __________, 2003.


Section I: Product Description - Fee-Based Services

A. AMTG & ALI agrees to offer PRODUCT described as AMTG & ALI fee-based travel benefits and services, including access to the following:

Retail price point of $59.95
o        Full-service travel center, 9 am to 6 PM weekdays
o        Discount hotel program at over 14,000 hotels worldwide
o        Discount off car rental
o        Discount for cruises
o        1200 prepaid phone card minutes (twenty hours)
o        Lowest available airfare at time of booking
o        Discount on select resort condominiums
o        Discount Attraction and Show Tickets
o        Dedicated toll-free number
o        Discounts on select travel-related products
o        Western Union payment processing for cash customers
o        Customized Vacation Packages
o        Concierge Services
o        Limousine Service Arrangements
o        Trip Routing
o        Destination Reports
o        Customized Online Booking Engine
o Traveler's Cheques, for a fee, in the form of a tailored stored value card
o        Quarterly Newsletter online
o        Electronic postcards
o        Insurance Services:
         o        Trip Interruption,
         o        Baggage Insurance,
         o        Travel Insurance,
         o        Repatriation Insurance
o        Additional savings on catalog and retail travel offerings
o        Account reporting.

B. The membership fee is $59.95, of which THI will receive $16.00.

IN WITNESS OF THE PROVISIONS OF THIS AGREEMENT AS SET FORTH ABOVE, this Agreement has been duly executed and delivered by the duly authorized representatives of the parties herein as of the day and year first above written.


TRAVEL HUNT, INC.                           AMERICAN TRAVEL
                                            & MARKETING GROUP, INC.

By:  /s/ Nancy Reynolds                     By: /s/ Toni Pallatto
Its:  President                             Its: President
Date:                                       Date

AMERICAN LEISURE, INC
By: /s/ Bill Morris
Its: President
Date: